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                                                                    EXHIBIT 10.1

                                 FIRST AMENDMENT

         This First Amendment, dated as of September 15, 2004 among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation, (the "Borrower"), the Lenders party to the Credit Agreement referenced below (the "Lenders") and WACHOVIA BANK, NATIONAL ASSOCIATION, as administrative agent (the "Administrative Agent"), for the Lenders. All capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement.

                              STATEMENT OF PURPOSE:

         The Lenders agreed to extend certain credit facilities to the Borrower pursuant to an Amended and Restated Credit Agreement dated as of April 28, 2003 by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented, or otherwise modified from time to time, the "Credit Agreement").

         The Borrower desires to prepay and redeem in full, in cash, the Convertible Subordinated Notes by payment of the amount of approximately $207,575,086.25, (which amount includes a call premium in the amount of approximately $6,325,086.25) (the "Redemption Amount") to Bank One Trust Company, N.A., as trustee under the Indenture dated October 16, 2001 under which the Convertible Subordinated Notes were issued (such prepayment and redemption, the "Redemption"), such Redemption Amount to be paid by means of a Revolving Credit Loan under the Credit Agreement.

         Section 10.11 of the Credit Agreement permits redemption of the Convertible Subordinated Notes only under limited circumstances and restricts cash redemption of the Convertible Subordinated Notes to the amount of $12,500,000.

         The Borrower has requested that the Administrative Agent and the Lenders (i) amend certain provisions of the Credit Agreement to permit the Redemption and (ii) amend certain other provisions of the Credit Agreement.

         The Administrative Agent and the Required Lenders are willing, solely upon the terms and conditions set forth below, to so amend the terms of the Credit Agreement to the extent set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Borrower, the Administrative Agent and the Required Lenders hereby agree as follows:

         1.       Amendments.

                  (a) Section 9.1 of the Credit Agreement is hereby amended by deleting the existing text of such Section and by substituting the following text in lieu thereof:

                  "SECTION 9.1 Senior Leverage Ratio As of any fiscal quarter end, permit the ratio of (a) Senior Debt on such date to (b) EBITDAR for the period of four (4) consecutive fiscal quarters ending on or immediately prior to such date to be greater than 3.25 to 1.00."


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                  (b)      Section 4.1(c) of the Credit Agreement is hereby
                           amended by deleting the existing pricing grid of such
                           Section in its entirety and by substituting the following pricing grid in lieu thereof:


                                                                    Applicable Margin Per Annum
                                                                    ----------------------------
       Level         Senior Leverage Ratio                          Base Rate         LIBOR Rate
       -----         ---------------------                          ---------         ----------
       1             Greater than 3.0 to 1.00                       0.00%             1.50%
       2             Greater than 2.5 to 1.00                       0.00%             1.25%
                     but less than or equal to 3.0 to 1.00
       3             Greater than 2.0 to 1.00                       0.00%             1.00%
                     but less than or equal to 2.5 to 1.00

       4             Greater than 1.5 to 1.00                       0.00%             0.75%
                     but less than or equal to 2.0 to 1.00

       5             Less than or equal to 1.5 to 1.00              0.00%             0.50%


                  (c) Section 10.11 of the Credit Agreement is hereby amended by (i) deleting the word "and" at the end of clause "(b)" and by substituting a comma in its place and stead and (ii) adding the following clause "(c)" immediately after the end of existing clause "(b)":

         ", and (c) notwithstanding any term or provision of this Section 10.11 or Section 2.9 of this Agreement to the contrary, at any time during the period commencing on September 15, 2004 and ending on December 31, 2004, call the Convertible Subordinated Notes for redemption and redeem the Convertible Subordinated Notes in full, in cash, for an amount not to exceed $215,000,000.00 in the aggregate (including any call premium or prepayment premium), provided no Event of Default shall exist at the time of such redemption or shall result therefrom."

         2. Conditions to Effectiveness. This First Amendment shall only be effective on the date that each of the following conditions has been satisfied:

                  (a) The Administrative Agent shall have received counterparts of this First Amendment executed by the Borrower and the Required Lenders;

                  (b) The Administrative Agent shall have received payment from the Borrower of (i) an amendment fee (for the benefit of itself and each of the Lenders who approve this First Amendment by delivery to the Administrative Agent of their respective executed signature page to this First Amendment before 5:00 P.M. on September 15, 2004) equal to (a) 0.125% times
                           (b) the Commitment, as of the date hereof, of each such approving Lender, and (ii) the fees and expenses described in Paragraph 4.


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                  (c)      The Administrative Agent shall have received and
                           approved such other instruments, documents and certificates as the Administrative Agent shall reasonably request in connection with the transactions described herein.

                  (d) By its execution hereof, the Borrower hereby certifies that each of the representations and warranties set forth in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof (other than representations and warranties which speak as of a specific date pursuant to the Credit Agreement, which representations and warranties shall have been true and correct as of such specific dates) as if fully set forth herein and that as of the date hereof no Default or Event of Default has occurred and is continuing.

         3. Effect of First Amendment. The amendments granted herein are specific and limited only to the sections of the Credit Agreement referred to in Paragraph 1 above and shall not be construed as (i) a waiver of the Borrower's compliance with any provision of the Credit Agreement or a waiver of any Default or Event of Default under the Credit Agreement, the Loan Documents or any other document or instrument entered into in connection therewith or (ii) an amendment of the Credit Agreement or any of the Loan Documents or a modification, acceptance or waiver or a future modification, acceptance or waiver of the provisions set forth therein, except to the extent specifically set forth in Paragraph 1.

         4. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket fees and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this First Amendment, including, without limitation, the reasonable fees and disbursements of counsel for the Administrative Agent.

         5. Governing Law. This First Amendment shall be governed by and construed in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law provisions thereof.

         6. Counterparts. This First Amendment may be executed in separate counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument.

         7. Facsimile Transmission. A facsimile, telecopy or other reproduction of this First Amendment may be executed by one or more parties hereto, and an executed copy of this First Amendment may be delivered by one or more parties hereto by facsimile or similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties hereto agree to execute an original of this First Amendment as well as any facsimile, telecopy or other reproduction hereof.


                            [Signature Pages Follow]



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IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be duly executed as of the date and year first above written.


                                         BORROWER:

                                         PERFORMANCE FOOD GROUP COMPANY,
                                         as Borrower

                                         By:
                                            ---------------------------------
                                                Name:
                                                      -----------------------
                                                Title:
                                                      -----------------------


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                                         WACHOVIA BANK, NATIONAL ASSOCIATION,
                                         as Administrative Agent and Lender

                                         By:
                                            ---------------------------------
                                                Name:
                                                      -----------------------
                                                Title:
                                                      -----------------------





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                                         -----------------------------------,
                                         as Lender

                                         By:
                                            ---------------------------------
                                                Name:
                                                      -----------------------
                                                Title:
                                                      -----------------------